Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Applied Genetic Technologies Corporation (the “Company”) for the year ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his or her knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2016	By:	/s/ Susan B. Washer
Susan B. Washer
Chief Executive Officer and President (Principal Executive Officer)

Date: September 12, 2016	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Applied Genetic Technologies Corporation and will be retained by Applied Genetic Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.